SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

                                   EXHIBIT 11


                                                                                 THREE MONTHS ENDED
                                                                            MARCH                   MARCH
                                                                            1997                      1996
                                                                       --------------            ---------


NET INCOME...........................................$1,398,000...            $10,164,000

EARNINGS PER COMMON SHARE............................$.08.........            $.58

Weighted Average Number of
   Common Shares Outstanding.........................17,849,000...            17,627,000



PRIMARY EARNINGS PER COMMON
   AND COMMON SHARE EQUIVALENTS......................$.08...                  $.56

Weighted Average Number of Common
and Common Equivalent Shares Outstanding.............18,065,000.........      18,057,000


FULLY DILUTED PRIMARY EARNINGS
   PER COMMON AND COMMON
   SHARE EQUIVALENTS.................................$.08...                  $.56

Weighted Average Number of Common and
Common Equivalent Shares Outstanding
Assuming Full Dilution...............................18,110,000.........      18,058,000



Note: Common Equivalent Shares represent the incremental effect of outstanding stock options and stock appreciation rights.